Exhibit 4.3

RESPECT YOUR UNIVERSE, INC.
SUBSCRIPTION AGREEMENT
COMMON STOCK

This SUBSCRIPTION AGREEMENT (the “Agreement”) is between Respect Your Universe, Inc., a Nevada corporation (the “Company”), and the persons who execute this agreement as investors (each an “Investor” and, collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase, an aggregate of up to 3,000,000 shares of Common Stock (as defined below) of the Company (the “Shares”), at a purchase price of $1.00 per Share; and

WHEREAS, unless defined elsewhere herein, the following terms appearing herein shall have the following meanings:

“Certificate of Incorporation” means the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Nevada.

“Common Stock” shall mean the Company’s common stock $0.001 par value per share.

The term “corporation” shall mean any corporation, association, joint stock company, business trust, limited liability company or other similar organization.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, municipality, or district; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, Share, body or entity and any court or other tribunal).

“Knowledge” or “Knowledgeable” shall mean the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer.

“Material Adverse Effect” shall mean a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company.

“Material Agreement” shall mean any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

“Own” shall mean own beneficially, as that term is defined in the rules and regulations of the SEC.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall mean the Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.           Purchase and Sale of Stock.

1.1.           Sale and Issuance of Securities.

(a)            The Company shall sell to the Investors and the Investors shall purchase from the Company, up to 3,000,000 Shares at a price of $1.00 per Share.

(b)           The amount of Shares to be purchased by each Investor from the Company is set forth on Schedule 1.1(b) hereto, subject to acceptance, in whole or in part, by the Company.

1.2.           Securities Transfer

(a)           each Investor purchasing Shares shall deliver to the Company by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Shares purchased by such Investor hereunder, as set forth opposite such Investor’s name on the signature pages hereof; and

(b)           the Company shall authorize Quicksilver Stock Transfer, its transfer agent (the “Transfer Agent”), to arrange delivery to Purchaser one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Shares purchased by the Investor.

1.3           Minimum Investment.  There is no minimum investment per Investor.

2.           Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, each of the Investors as follows:

2.1.           Corporate Organization; Authority; Due Authorization.

(a)           The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is conducted and to carry on its business as conducted and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a Material Adverse Effect.

(b)           As of the date of this Agreement, the Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”).  This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity) and except as set forth in Section 2.4.

2.2.           Capitalization.

(a)           As of June 30, 2011, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, 0.001 par value per share, of which 36,741,818 of Common Stock are outstanding.

(b)           As of June 30, 2011, there are (i) outstanding 5,414,151 warrants and 1,800,000 options to purchase Common Stock, (ii) no outstanding subscriptions, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Shares, and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights.  None of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding to which the Company is a party.  The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

2.3.           Validity of Shares.  As of the date of this Agreement, the issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.4.           Private Offering.  Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock) to any person under circumstances that would cause the issuance and sale of the Securities or any other Contemplated Transaction to be subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  Except as contemplated by the Agreement, neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.

2.5.           Brokers and Finders; Legal Fees.

(a)           The Company may retain any investment banker, broker or finder in connection with the Contemplated Transactions and pay any reasonable and customary fees accordingly.

(b)           The Company agrees to pay MacDonald Tuskey the legal fees of Investors involved in this offering not to exceed $8,000.

2.6.           Subsidiaries.  The Company has no Subsidiaries and does not otherwise directly or indirectly control any other business entity. The Company does not Own directly or indirectly any interest or investment (whether equity or debt) in any corporation.

2.7.           No Conflict; Required Filings and Consents.

(a)           As of the date of this Agreement, the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any Material Agreement; except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

(b)           Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3 herein, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body or violate any state securities or “blue sky” laws (“Blue Sky Laws”).

2.8.           Compliance.  The Company is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to it or by which any property or asset of the Company is bound or affected (“Legal Requirement”) or (ii) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.  The Company has not received any written notice or communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.  The Company has obtained all licenses, permits, and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have, individually or in the aggregate, a Material Adverse Effect.  None of the Company, or to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others.

2.9.           SEC Documents.  The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:

(a)           the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended by Form 10-K/A filed on June 13, 2011; and

(b)           the Company’s Quarterly Report on Form 10-Q for the quarter ended on March 31, 2011, as amended by Form 10-Q/A filed on June 13, 2011.

2.10.         Litigation.  There are no claims, actions, suits, investigations, inquiries or proceedings (“Actions”) pending against the Company or, to the knowledge of the Company, threatened against the Company, or any officer, director, employee or agent thereof in his or her capacity as such, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.11.         Disclosure.  No representation or warranty of the Company herein contains as of the date of this Agreement any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.           Representations and Warranties of the Investors.  Each Investor represents and warrants to the Company as follows:

3.1.           Authorization.   Each Investor (i) has full power and authority to execute, deliver and perform this Agreement and to incur the obligations herein and therein and (ii) if applicable, has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and to consummate the Contemplated Transactions.  This Agreement is a valid and binding obligation of Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2.           Brokers and Finders.  Such Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

3.3.           Securities Laws Representations and Covenants of Investors.

(a)            This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investor would constitute an “underwriter” under the Securities Act.  The Investor has not granted any right to any other person to acquire the Securities purchased by such Investor or the Underlying Shares except as permitted by the Securities Act and Blue Sky Laws.  Notwithstanding the foregoing, this representation and warranty shall not limit the Investor’s right to sell the Shares pursuant to this Agreement, or in compliance with an exemption from registration under the Securities Act.

(b)            Each Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, and that the Company’s reliance upon such exemption is predicated upon such Investor’s representations set forth in this Agreement.

(c)            Each Investor covenants that, unless the Securities have been registered pursuant to the Securities Act, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that an Investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance, reasonably satisfactory to the Company and its counsel, that such disposition is made in compliance with Rule 144 under the Securities Act (or any similar or analogous rule) and any applicable state, local or foreign law.

(d)            In connection with the investment representations made herein, each Investor represents that (i) such Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities; (iii) such Investor has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iv) such Investor has read the SEC Documents; (v) such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities; and (vi) such Investor has had access to officers of the Company and an opportSharey to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

(e)            Each Investor further represents by execution of this Agreement that such Investor qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act.  Any Investor that is a corporation, a partnership, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

(f)            By acceptance hereof, each Investor agrees that the Shares may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

3.4.           Legends.  All certificates for the Shares,and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

In addition, such certificates shall bear any legend that, in the opinion of the Company’s counsel, is required pursuant to any state, local or foreign law.

3.5.           Acknowledgment of Reliance. The Investor hereby agrees and acknowledges that the Company has been induced to enter into this Agreement and to issue and sell the Securities hereunder, in part, based upon the representations, warranties and covenants of the Investor contained herein.

4.           Additional Covenants of the Company.

4.1.           Form D.  As soon as is practicable following the Closing, the Company shall prepare and file with the SEC a Form D concerning the sale of the Securities.  Thereafter, the Company shall furnish such information statements to the stockholders of the Company in accordance with the appropriate SEC rules and regulations.

5.           Miscellaneous.

5.1.           Entire Agreement; Successors and Assigns.  This Agreement (including all schedules and exhibits thereto) constitutes the entire contract between the parties relative to the subject matter hereof and thereof.  Any previous agreement among the parties with respect to the sale of Securities is superseded by this Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.  Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.2.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law.  Each party hereby irrevocably consents and submits to the jurisdiction of any Nevada State or Shareed States Federal Court sitting in the State of Nevada, Clark County, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified on the signature page hereof.  Each party waives any objection to venue in Nevada and any objection to an action or proceeding in such state and county on the basis of forum non-conveniens.  Each party waives any right to trial by jury.

5.3.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4.           Headings.  The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

5.5.           Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof.

Any notice to the Company shall be sent to:

Respect Your Universe, Inc.
6533 Octave Avenue
Las Vegas, Nevada 89139
Attention:	Kristian Andresen, Corporate Secretary
Telephone:	(888) 455-6183

with a copy to:

Scott D. Olson, Esq.
65 Enterprise
Aliso Viejo, CA 92656
Telephone:	(949) 330-6547
Fax number:	(310) 564-1912

5.6.           Rights of Transferees.  Any and all rights and obligations of Investors herein incident to the ownership of the Securities shall pass successively to all subsequent transferees of such securities, provided that such transfers are made in accordance with the requirements and restrictions governing transfer of the Securities in the Agreement, until extinguished pursuant to the terms hereof.

5.7.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

5.8.           Amendments and Waivers.  Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and subscribers for or holders of fifty-one percent (51%) of the aggregate Securities.  Any amendment or waiver effected in accordance with this Section 5.8 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities and the Company.

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SIGNATURE PAGE

TO

RESPECT YOUR UNIVERSE, INC.

SUBSCRIPTION AGREEMENT

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this __ day of ______ 2011.

Amount of Subscription:               $______________________

Number of Shares ($1.00 per Share):            _______________

___________________________________
Print Name

___________________________________
Signature of Investor

___________________________________
Social Security Number

___________________________________
Address and Fax Number

___________________________________

ACCEPTED AND AGREED:

RESPECT YOUR UNIVERSE, INC.

By:______________________________________
Name:
Title:

Dated:___________________________________

SIGNATURE PAGE

TO

RESPECT YOUR UNIVERSE, INC.

SUBSCRIPTION AGREEMENT

IF the PURCHASER is a PARTNERSHIP, CORPORATION, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this __ day of June, 2011.

Amount of Subscription:               $______________________

Number of Shares ($1.00 per Share):             _______________

_________________________________________
Print Full Legal Name of Partnership,
Company, Trust or Other Entity

By:_X____________________________________
(Authorized Signatory)
Name:
Title:

Address and Fax Number:

_________________________________________
_________________________________________

Employer Identification Number:______________

Date and State of Incorporation or Organization:_____________________________

Date on which Taxable Year Ends:____________

ACCEPTED AND AGREED:

RESPECT YOUR UNIVERSE, INC.

By:______________________________________
Name:
Title:

Dated:___________________________________